FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): December 19, 2005

                          GLOBETEL COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                       0-23532                 88-0292161
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)

        9050 Pines Blvd., Suite 110, Pembroke Pines, FL            33024
          (Address of Principal Executive Offices)               (Zip Code)

      Registrant's telephone number, including area code: 954-241-0590


            Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01   Notice of Failure to Satisfy Continued Listing Rule or Standard

On December 19, 2005 the Company received a letter from the American Stock Exchange, pursuant to Rule 1009(a)(i) of the American Stock Exchange Company Guide that it had not timely filed with the Exchange an Additional Listing Application to list the additional shares that had been issued by the Company since its initial listing in May 2005. The Company has subsequently filed such a listing application with the Exchange.

According to the letter, the Exchange has determined not to apply at this time any continued listing evaluation and follow-up procedures.


Item 9.01   Financial Statements and Exhibits.

On December 27, 2005, the Company distributed a press release announcing the receipt of the AMEX deficiency notice as set forth in Item 3.01 above. A copy of this press release is attached as Exhibit 99.1 hereto.



                                    SIGNATURE

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       GlobeTel Communications Corp.


Dated: December 27, 2005               By: /s/ Timothy M. Huff
                                           -------------------------
                                           Timothy M. Huff
                                           Chief Executive Officer

Exhibits.

99.1        Press Release dated December 27, 2005